Exhibit 10.3

Grantee:

Shares:

GLOBAL POWER EQUIPMENT GROUP INC.

RESTRICTED STOCK UNITS AWARD AGREEMENT

UNDER THE 2004 STOCK INCENTIVE PLAN

                                         , 200

[Name and Address]

Dear                                     :

1. Restricted Stock Units Award. Global Power Equipment Group Inc., a Delaware corporation (the “Company”), hereby grants to you an aggregate of                          restricted stock units (individually, a “RSU,” and collectively, “RSUs”). Each RSU entitles you to receive one share of Common Stock, par value $.01 per share, of the Company (the “Restricted Shares”) at such time as the restrictions described in Section 4(b) lapse as described in Section 5. This award is subject to your acceptance of and agreement to all of the applicable terms, conditions, and restrictions described in the Company’s 2004 Stock Incentive Plan, as amended (the “Plan”), a copy of which is on file with, and may be obtained from, the Secretary of the Company, and to your acceptance of and agreement to the further terms, conditions, and restrictions described in this Restricted Stock Units Award Agreement (this “Award Agreement”). To the extent that any provision of this Award Agreement conflicts with the expressly applicable terms of the Plan, it is hereby acknowledged and agreed that those terms of the Plan shall control and, if necessary, the applicable provisions of this Award Agreement shall be hereby deemed amended so as to carry out the purpose and intent of the Plan. This award shall constitute an “Award” under the Plan, and any capitalized terms used in this Award Agreement that are not otherwise defined herein shall have the respective meanings provided in the Plan.

2. Form of Restricted Stock; Possession of Certificates. The Company shall issue the Restricted Shares you become entitled to receive hereunder by book-entry registration or by issuance of a certificate or certificates for the Restricted Shares in your name as soon as practicable after the restrictions in Section 4(b) lapse as described in Section 5. In the event the Company issues a certificate or certificates for the Restricted Shares, such certificates shall be subject to such stop transfer orders and other restrictions as the committee of the Board of Directors that administers the Plan may deem necessary or advisable under the Plan and rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Restricted Shares are then listed, and any applicable foreign, federal or state securities laws.

3. Stockholder Rights Prior to Issuance of Restricted Shares. Neither you nor any of your beneficiaries shall be deemed to have any voting rights, rights to receive dividends or other rights as a stockholder of the Company with respect to any Restricted Shares covered by the RSUs until the date of book-entry registration or issuance by the Company of a certificate to you for such Restricted Shares.

4. Restrictions.

(a) Your ownership of the RSUs shall be subject to the restrictions set forth in subsection (b) of this Section until such restrictions lapse pursuant to the terms of Section 5.

(b) You may not sell, assign, transfer or otherwise dispose of any RSUs or any rights under the RSUs. No RSU and no rights under any such RSU may be pledged, alienated, attached or otherwise encumbered, other than by will or the laws of descent and distribution, and any purported pledge, alienation, attachment or encumbrance thereof, other than by will or the laws of descent and distribution, shall be void and unenforceable against the Company.

5. Lapse of Restrictions.

(a) The restrictions described in Section 4(b) shall lapse with respect to all of the RSUs on the third anniversary of the date hereof.

(b) Notwithstanding the provisions of subsection (a) of this Section 5, the restrictions described in Section 4(b) shall lapse with respect to all the RSUs at the time of the occurrence of any of the following events:

(1) Your “Retirement” (as defined in Section 8); or

(2) A “Change of Control” (as defined in the Plan) of the Company.

Following the lapse of the restrictions described in Section 4(b), the Company will make a book-entry registration or will issue you a certificate as provided in Section 2 of this Award Agreement for the Restricted Shares covered by such RSUs in redemption of such RSUs.

6. Adjustment of Shares. The number of Restricted Shares subject to the RSUs awarded to you under this Award Agreement shall be adjusted as provided in Section 12 of the Plan.

7. Agreement With Respect to Securities Matters. You agree that you will not sell or otherwise transfer any Restricted Shares received pursuant to this Award Agreement except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or pursuant to an applicable exemption from such registration. Unless a registration statement relating to the Restricted Shares issuable upon the lapse of the restrictions on the RSUs pursuant to this Award Agreement is in effect at the time of issuance of such Restricted Shares, the certificate(s) for the Restricted Shares shall contain the following legend:

The securities evidenced by this certificate have not been registered under the Securities Act of 1933 or any other securities laws. These securities have been acquired for investment and may not be sold or transferred for value in the absence of an effective registration of them under the U.S. Securities Act of 1933 and any other applicable securities laws, or receipt by the Company of an opinion of counsel or other evidence acceptable to the Company that such registration is not required under such acts.

8. Certain Definitions. As used in this Award Agreement, the term “Retirement” shall mean the termination of your service as a member of the Board of Directors of the Company at any time for any reason.

If you accept this Restricted Stock Units Award and agree to the foregoing terms and conditions, please so confirm by signing and returning the duplicate copy of this Award Agreement enclosed for that purpose.

GLOBAL POWER EQUIPMENT GROUP INC.

By:
Name:
Title:

The foregoing Restricted Stock Units Award is accepted by me as of                         , and I hereby agree to the terms, conditions, and restrictions set forth above and in the Plan.

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